UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

K-FED BANCORP
(Exact name of registrant as specified in its charter)

                                   Federal                                                      000-50592                                             20-0411486
                                    (State or other jurisdiction of incorporation)          (Commission File No.)            (I.R.S. Employer Identification No.)

                                    1359 N. Grand Avenue, Covina, CA                                                                                                           91724
                                    (Address of principal executive offices)                                                                                           (Zip Code)

    Registrant's telephone number, including area code:                                       (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On April 28, 2009, K-Fed Bancorp issued a press release disclosing its March 31, 2009 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: April 28, 2009                                                                                                                 By: /s/ K. M. Hoveland
                                                                        K. M. Hoveland
                                                                                                        President and Chief Executive Officer

FOR IMMEDIATE RELEASE
For more information contact:
K. M. Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES THIRD QUARTER EARNINGS

Covina, CA – April 28, 2009. K-Fed Bancorp (NASDAQ: KFED) (the “Company”), the parent company of Kaiser Federal Bank (the “Bank”), reported net income of $1.2 million or $0.09 per diluted share for the quarter ended March 31, 2009 and $3.5 million or $0.27 per diluted share for the nine months then ended. This compares to net income of $1.3 million or $0.10 per diluted share for the quarter ended March 31, 2008 and $2.7 million or $0.20 per diluted share for the nine months then ended. Net income for the nine months ended March 31, 2008 included $1.3 million in stock offering costs resulting from the cancellation of the stock offering in November 2007 due to unfavorable market conditions.  The recognition of these expenses resulted in a decline of $0.05 in basic and diluted earnings per share for the nine months ended March 31, 2008.

While the banking sector continues to experience challenges as evidenced by the continued deterioration of the housing market, increasing delinquencies and foreclosures, and a significant increase in unemployment both nationally and in California, the Company continues to be profitable with assets, loans and deposits at record levels.   Total assets increased to $881.2 million at March 31, 2009 from $849.0 million at June 30, 2008.  Total loans increased to $756.4 million at March 31, 2009 from $745.4 million at June 30, 2008.  The Bank continues to originate predominately multi-family loans to replace its declining one-to-four family loan portfolio as we rebalance our loan portfolio.  While the loan portfolio continues to perform well overall, as evidenced by non-accrual and delinquency ratios that are significantly below industry averages, our multi-family and commercial real estate loan portfolios in particular have experienced very low levels of non-accrual and charge-offs.  Total deposits increased to $554.3 million at March 31, 2009 as compared to $495.1 million at June 30, 2008 as depositors look for the safety of banks with strong capital positions.  We were able to maintain our strong asset growth during the year while paying down $28.0 million of higher costing Federal Home Loan Bank (FHLB) advances with available liquidity produced by the increase in deposits.

As expected, based on the weakened economy and continued decline in the housing market, our one-to-four family mortgage loan portfolio has shown increased delinquency.  Delinquent loans 60 days or more totaled $5.7 million or 0.75% of total loans and non-performing assets totaled $6.9 million or 0.78% of total assets at March 31, 2009.  Delinquent loans 60 days or more totaled $1.9 million or 0.26% of total loans and non-performing assets totaled $2.9 million or 0.35% of total assets at June 30, 2008.  Consistent with the increase in delinquent and non-performing assets, net charge-offs increased to $289,000 or 0.15% and $933,000 or 0.17% of average loans for the three and nine months ended March 31, 2009, respectively, from net charge-offs of $24,000 or 0.01% and $300,000 or 0.06% of average loans for the three and nine months ended March 31, 2008, respectively.

We take a proactive approach in monitoring our loan portfolio in order to identify potential problem loans and we evaluate our allowance for loan losses on an ongoing basis to ensure its adequacy.  Accordingly, our provision for loan losses has increased to $660,000 and $2.0 million for the three and nine months ended March 31, 2009 from $200,000 and $551,000 for the comparable periods of the prior year.  The provision reflects management’s continuing assessment of the credit quality of the Company’s loan portfolio, which is affected by various trends, including current economic conditions.

Net interest margin increased to 2.83% and 2.65% for the quarter and nine months ended March 31, 2009, respectively from 2.51% and 2.44% for the same periods last year.  The increasing margin reflects a significant reduction in our cost of funds as a result of the declining interest rate environment and pay down of FHLB advances as well as modest growth in our loan portfolio.

Total equity increased to $92.0 million at March 31, 2009 from $90.7 million at June 30, 2008, which is 10.44% of total assets. Currently, the Bank meets all regulatory capital requirements established by the Office of Thrift Supervision in order to be classified as a “well-capitalized” bank.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.  We caution readers not to place undue reliance on forward-looking statements.  The Company disclaims any obligation to revise or update any forward-looking statements contained in this release to reflect future events or developments.

K-FED BANCORP
Selected Financial Data and Ratios (Unaudited)
March 31, 2009
 (Dollars in thousands, except per share data)

Selected Financial Condition Data and Ratios:	March 31 2009	June 30 2008
Total assets	$881,196	$849,016
Gross loans receivable	756,359	745,435
Allowance for loan losses	(4,303)	(3,229)
Cash and cash equivalents	69,688	51,240
Total deposits	554,250	495,058
Federal Home Loan Bank advances	207,008	235,019
State of California time deposits	25,000	25,000
Total stockholders’ equity	91,995	90,728

Asset Quality Ratios:
Equity to total assets	10.44%	10.69%
Delinquent loans 60 days or more to total loans	0.75	0.26
Non-performing loans to total loans	0.80	0.23
Non-performing assets to total assets	0.78	0.35
Net charge-offs to average loans outstanding (annualized)	0.17	0.07
Allowance for loan losses to total loans	0.57	0.43
Allowance for loan losses to non-performing loans	70.98	186.66

	Three Months Ended March 31		Nine Months Ended March 31
Selected Results of Operations Data and Ratios:	2009	2008	2009	2008
Interest income	$11,284	$11,586	$33,902	$33,825
Interest expense	(5,478)	(6,499)	(17,654)	(19,448)
Net interest income	5,806	5,087	16,248	14,377
Provision for loan losses	(660)	(200)	(2,007)	(551)
Net interest income after provision for loan losses	5,146	4,887	14,241	13,826
Noninterest income	1,038	1,132	3,426	3,212
Noninterest expense, excluding stock offering costs	(4,218)	(3,918)	(12,120)	(11,581)
Stock offering costs	—	(10)	—	(1,279)
Income before income tax expense	1,966	2,091	5,547	4,178
Income tax expense	(772)	(766)	(2,013)	(1,453)
Net income	$1,194	$1,325	$3,534	$2,725
Performance Ratios:
Net income per share – basic and diluted	$0.09	$0.10	$0.27	$0.20
Return on average assets (annualized)	0.56%	0.63%	0.55%	0.44%
Return on average equity (annualized)	5.20	5.66	5.16	3.89
Net interest margin (annualized)	2.83	2.51	2.65	2.44
Efficiency ratio (excluding stock offering costs)	61.63	63.00	61.60	65.84

K-FED BANCORP
Selected Financial Data and Ratios (Unaudited)
March 31, 2009
 (Dollars in thousands)

				At March 31,		At June 30,
Non-accrual loans:				2009		2008
Real estate loans:
One-to-four family					$4,284	$1,583
Commercial					—	—
Multi-family					—	—
Other loans:
Automobile					57	132
Home equity					—	—
Other					6	15
Troubled debt restructuring:
One-to-four family					1,480	—
Commercial					—	—
Multi-family					236	—
Total non-accrual loans					6,063	1,730

Other real estate owned and repossessed assets:
Real estate loans:
One-to-four family					781	1,045
Commercial					—	—
Multi-family					—	—
Other loans:
Automobile					55	161
Home equity					—	—
Other					—	—
Total other real estate owned and repossessed assets					836	1,206
Total non-performing assets					$6,899	$2,936

	Loans Delinquent :
	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount
Delinquent Loans:
At March 31, 2009
Real estate loans:
One-to-four family	4	$1,705	9	$3,884	13	$5,589
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	4	38	5	57	9	95
Home equity	—	—	—	—	—	—
Other	3	5	5	6	8	11
Total loans	11	$1,748	19	$3,947	30	$5,695

At June 30, 2008
Real estate loans:
One-to-four family	—	$—	4	$1,583	4	$1,583
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	10	159	8	132	18	291
Home equity	—	—	—	—	—	—
Other	22	34	9	15	31	49
Total loans	32	$193	21	$1,730	53	$1,923